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                                                                    EXHIBIT 99.1

PSYCHIATRIC SOLUTIONS, INC.
PSI


CONTACT:
Joey A. Jacobs
President and Chief Executive Officer
Psychiatric Solutions, Inc.
(615) 312-5700

                 PSYCHIATRIC SOLUTIONS, INC. AND PMR CORPORATION
                                 COMPLETE MERGER
                                 ---------------
             STOCK TO BEGIN TRADING TOMORROW UNDER NEW SYMBOL, PSYS

FRANKLIN, Tenn. and SAN DIEGO, Calif. (August 5, 2002) - Psychiatric Solutions, Inc. ("PSI"), and PMR Corporation (Nasdaq: PMRP) today completed the merger previously announced on May 6, 2002, having received shareholder approval in meetings held today. PSI shareholders now own approximately 72% of the Company, which has been renamed Psychiatric Solutions, Inc., and PMR shareholders own approximately 28%. The Company's stock will begin trading on the Nasdaq National Market under the new symbol, "PSYS," beginning tomorrow, August 6, 2002. PSI now has approximately 8.8 million shares of common stock outstanding subsequent to a one-for-three reverse stock split that occurred at closing with respect to shareholders of PMR of record on August 5, 2002.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient hospitals and its management of psychiatric units within general acute care hospitals owned by others. PSI currently owns and operates five freestanding hospitals and manages 46 psychiatric units.

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